UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 29, 2004

PSS WORLD MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	0-23832	59-2280364
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number	Identification No.)
Incorporation)

4345 Southpoint Blvd., Jacksonville, Florida 32216
(Addresses of Principal Executive Offices, including Zip Code)

(904) 332-3000
(Registrant’s Telephone Number, including Area Code)

Item 5.   Other Events

        PSS World Medical, Inc. adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections, on March 29, 2003, the first day of fiscal year 2004. As a result, the loss from the early extinguishment of the 8½% Senior Subordinated Notes (the “Senior Subordinated Notes”), which was reported as an extraordinary loss during fiscal year 2003, will be reclassified to part of income from continuing operations in financial statements issued after March 28, 2003. The premiums paid to retire the Senior Subordinated Notes early, the accelerated amortization of debt issuance costs and the related income tax benefit will be reclassified to other income (expense), interest expense and provision for income taxes, respectively, in the consolidated statements of operations. The following tables summarize the impact of this reclassification.

	For the Fiscal Year Ended March 28, 2003
	As Previously Reported	Reclassification	As Restated
	(in thousands, except per share data)
Interest expense	$(9,826)	$(2,728)	$(12,554)
Other income	5,449	(5,170)	279
Provision for income taxes	8,387	(3,072)	5,315
Income from continuing operations	13,640	(4,826)	8,814
Earnings per share from continuing operations:
Basic	$.19		$.12
Diluted	.19		.12

	For the Fiscal Year Ended March 28, 2003
	As Previously Reported	Reclassification	As Restated
	(in thousands, except per share data)

Interest expense	$(3,094)	$(2,303)	$(5,397)
Other income	2,696	(4,505)	(1,809)
Provision for income taxes	2,690	(2,648)	42
Income from continuing operations	4,103	(4,160)	(57)
Earnings per share from continuing operations:
Basic	$.06		$.00
Diluted	.06		.00

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSS World Medical, Inc. By: /s/ David M. Bronson David M. Bronson Executive Vice President and Chief Financial Officer

Date: March 29, 2004